Exhibit 10.34

AMENDMENT TO NOTE CONVERSION AGREEMENT

Dated: May 22, 2024

Gentlemen:

In this amendment (the “Amendment”), undersigned holder (the “Holder”) and Nutriband Inc. (the “Corporation”), which are collectively referred to herein as the “Parties”, agree to amend the Note Conversion Agreement dated May 14, 2024 (the “Agreement”) between the Parties to provide for the modification of the securities to be issued in the conversion (the ”Conversion) of $300,000 of principal and accrued interest outstanding on that amount as of May 14, 2024, of the Credit Line Promissory Note of the Corporation held by Holder (the “Note”), into (1) 76,230 shares of common stock (“Common Stock”), par value $0.001 per share, of the Corporation (the “Shares”), at a price of $4.00 per Share (“Conversion Price”), which Shares have been issued, and (2) common stock purchase warrants, in the form attached as Exhibit A hereto, (the “Warrants”), exercisable at $6.43 per share and issued in conjunction with the issuance of the Shares at the rate of two Warrants, each to purchase one share of Common Stock, for each Share of Common Stock issued in the Conversion . The issue date of the Warrants shall be May 14, 2024, the date of the Agreement, and the expiry date of the Warrants shall be May 14, 2029.

The Note of the Corporation of which the Holder is the holder and principal amount of which that the Holder agrees to convert is set forth in the Account Payable/Debt Conversion Worksheet attached to this Conversion Agreement, and the issuance of the Shares and Warrants in conversion of $300,000 of the principal amount of the Note shall be reflected in the Advances/Payments Schedule attached to the Note as a payment of $300,000 on account of the outstanding principal amount of the Note.

1. Representations and Warranties. The Holder acknowledges, represents, warrants and agrees as follows:

(a) The Holder acknowledges receipt of Annual Report on Form 10-K of the Corporation for the fiscal year ended January 31, 2024. The Holder has not reproduced, duplicated or delivered this Conversion Agreement to any other person, except professional advisors to the Holder or as instructed by the Corporation. The Holder understands that all documents, records and books pertaining to this investment have been made available for inspection by its attorney and/or its accountant and/or its Purchaser Representative(s), if any, as such term is defined in Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”), and it. The Holder and/or its advisor(s) have had reasonable opportunity to ask questions of and receive answers from the Corporation, or a person or persons acting on behalf of the Corporation, concerning the Shares, and all such questions have been answered to the full satisfaction of the Holder. No oral representations have been made or oral information furnished to the Holder or its advisor(s) in connection with the offering of the Shares to holders of debt of the Corporation.

(b) The Holder is willing and able to bear the economic risk of an investment in the Shares in an amount equal to the total subscription amount. In making this statement, consideration has been given to whether the Holder could afford to hold the Shares for an indefinite period and whether, at this time, the Holder could afford a complete loss.

(c) The Holder has acknowledged to the Corporation in writing the name and address of any Purchaser Representative acting on behalf of the Holder in connection with evaluating the merits and risks of this proposed investment. Each Purchaser Representative, if any, has confirmed in writing to the Holder the specific details of any and all past, present or future relationships, actual or contemplated, between itsself or its affiliates and the Corporation or any of its affiliates and any compensation received or to be received as a result of any such relationship.

(f) The debt converted in the Conversion by the Holder is held by the Holder solely for its own account for investment purposes only and not for the account of any other person and the Shares are being received not for distribution, assignment or resale to others and no other person has direct or indirect beneficial interest in such debt or Shares.

(g) The Holder realizes that it may not be able to sell or dispose of the Shares as a public market for them may not develop and agrees not to transfer, sell, or otherwise dispose of the Shares purchased hereunder in the absence of an effective registration statement under the Securities Act or unless its counsel, whose opinion shall be acceptable to the Corporation, is of the opinion that the proposed transaction is not a violation of the Securities Act and applicable state securities laws (including investor suitability standards).

(h) The Holder understands that legends will be placed on any certificates or other documents evidencing the Shares with respect to the above restrictions on the assignment, resale or other disposition of the same.

(i) All information which the Holder has provided to the Corporation in the Questionnaire attached hereto as Exhibit A concerning itself, its investor status, financial position and knowledge and experience in financial and business matters is correct and complete as of the date set forth above.

(j) THE HOLDER UNDERSTANDS THAT THE SHARES HAVE BEEN ISSUED PURSUANT TO EXEMPTIONS FROM REGISTRATION PROVISIONS OF THE SECURITIES ACT AND STATE SECURITIES LAWS. ACCORDINGLY, THE SHARES MAY NOT BE SOLD OR TRANSFERRED ABSENT REGISTRATION OR AN APPLICABLE EXEMPTION.

2. Indemnification.

The Holder agrees to indemnify and hold harmless the Corporation and its employees, agents, attorneys and affiliates from and against all damages, losses, costs and expenses (including attorney’s fees) which they may incur by reason for the failure of the Holder to fulfill any of the terms or conditions hereunder, or by reason of any breach of any of the representations and warranties made by the Holder herein or in any document provided by the Holder to the Corporation.

3. Miscellaneous.

(a) The Holder agrees not to transfer or assign this Conversion Agreement, or any of the Holder's interest herein, and further agrees that the transfer or assignment of the Shares acquired pursuant hereto shall be made only in accordance with the provision of all applicable laws.

(b). The Holder agrees that this Conversion Agreement shall survive death or disability of the Holder, and subject to the limitation on transfer contained in (a) above, shall be binding upon the Holder's heirs, executors, administrators, successors and assigns.

(c) Notwithstanding any of the representations, warranties, acknowledgments or agreements made herein by the Holder, the Holder does not hereby or in any other manner waive any rights granted to the Holder under Federal or state securities laws.

(d) This Conversion Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by all parties.

(e) This Conversion Agreement shall be enforced, governed and construed in all respects in accordance with the laws of the State of Florida applicable to contracts made therein.

DEBT CONVERSION WORKSHEET

Type of Debt:      Promissory Note

(e.g., Account Payable, Promissory Note, Bridge Note)

Amount of Account Payable or Principal Amount or Debt: $300,000 principal and $4,921.79 of accrued interest.

Date of Account Payable or Date of Debt Issue:	July 13, 2023

Due Date of Debt:	July 13, 2026

Name of Registered Holder:	TII Jet Services, LDA

Amount of Debt Payable or Principal Amount of Debt to be converted pursuant to this Agreement and Accrued Interest to be Converted:

$300,000 principal/$4,921.79 accrued interest = 76,230 Shs. Common Stock at conversion price of $4.00 per share [Shares issued May 14, 2024 pursuant to original Conversion Agreement] and Warrants to purchase 152,460 shares of Common Stock.

FOR HOLDERS OF DEBT ONLY:

Accrued Interest:

No. of Days Debt O/T ___ ____ X ____ (Daily Int. Rate) /$___ = ___________ Shs. Common Stock

SIGNATURE PAGE FOR CORPORATION, PARTNERSHIP, LIMITED LIABILITY COMPANY, TRUST, ETC.

TII Jet Services, LDA
Exact Name in Which Title is to be Held

(Signature)

Name (Please Print)

Title of Person Executing Agreement

Address: Number and Street

City	State	Zip Code

NA
Tax Identification Number

Accepted as if the 22nd day of May, 2024, on behalf of

NUTRIBAND INC.

By:

Its:

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